Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-145840) and related Prospectus of Novacea, Inc.;

(2)	Registration Statement (Form S-3 No. 333-167598) and the related Prospectus of Transcept Pharmaceuticals, Inc.; and

(3)	Registration Statements (Forms S-8 No. 333-135506, No. 333-150869, No. 333-157927, No. 333-157929, No. 333-160222, No. 333-164468, and No. 333-172041) pertaining to, the Novacea, Inc. 2006 Incentive Award Plan and the Amended 2001 Stock Option Plan of Novacea, Inc., the Novacea, Inc. 2006 Incentive Award Plan, the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan, the Transcept Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan, the Transcept Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan, the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan, and the Transcept Pharmaceuticals, Inc. Amended and Restated 2006 Incentive Award Plan;

of our report dated March 30, 2012, with respect to the consolidated financial statements of Transcept Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of Transcept Pharmaceuticals, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Redwood City, California

March 30, 2012